As filed with the Securities and Exchange Commission on July 17, 2006.

Registration Statement No. 333-124252

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

Post-Effective Amendment No. 1

to Form S-2

on

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

_________________________

HANDY HARDWARE WHOLESALE, INC.

(Exact name of Registrant as specified in charter)

Texas	5070	74-1381875
(State of Incorporation)	(Primary SIC Code Number)	(I.R.S. Employer (Identification)

	8300 Tewantin Drive Houston, Texas 77061 (713) 644-1495)
	(Address and telephone number of Registrant’s principal executive offices)

_________________________

Tina S. Kirbie President and Chief Executive Officer Handy Hardware Wholesale, Inc. 8300 Tewantin Drive Houston, Texas 77061 (713) 644-1495 (Name, address and telephone number of agent for service)	Copy to: Lee Thompson Jenkens & Gilchrist, A Professional Corporation 1401 McKinney, Suite 2600 Houston, Texas 77010

________________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

EXPLANATORY NOTE

Pursuant to Registration Statement No. 333-124252 on Form S-2, as amended, declared effective by the SEC as of June 17, 2005 (the “Registration Statement”), Handy Hardware Wholesale, Inc., a Texas corporation (the “Company”), registered shares of its Class A Common Stock, Class B Common Stock and Preferred Stock for offering to the Company’s member-dealers. The offering commenced June 17, 2005 and terminated on April 30, 2006.

The Company hereby deregisters the shares of Class A Common Stock, Class B Common Stock and Preferred Stock that were not sold pursuant to the Registration Statement, as summarized below:

	Shares originally registered	Shares sold	Shares unsold & hereby deregistered
Class A Common Stock, $100 par value	3,500	490	3,010
Class B Common Stock, $100 par value	25,000	10,951	14,049
Preferred Stock, $100 par value	25,000	11,121	13,879

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, Handy Hardware Wholesale, Inc., has duly caused this Post-Effective Amendment No. 1 to Form S-2 on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas on July 17, 2006.

HANDY HARDWARE WHOLESALE, INC.

/s/ Tina S. Kirbie

Tina S. Kirbie

President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Tina S. Kirbie Tina S. Kirbie	President, Chief Executive Officer, Chief Financial and Accounting Officer and Director	July 17, 2006
/s/ Terrill Bartlett* Terrill Bartlett /s/ Ken Blackmon* Ken Blackmon	Director Director	July 17, 2006 July 17, 2006
/s/Craig E. Blum* Craig E. Blum	Director	July 17, 2006
/s/ Suzanne Elliott* Suzanne Elliott	Director	July 17, 2006
____________ Isaac Epstein	Director	July __, 2006
____________ James Geeslin	Director	July __, 2006
/s/ William R. Hill* William R. Hill	Director	July 17, 2006
/s/ Jimmy Pate* Jimmy Pate	Director	July 17, 2006
/s/ Leroy Wellborn* Leroy Wellborn	Director	July 17, 2006

*By:	/s/ Tina S. Kirbie
Tina S. Kirbie

Attorney-in-Fact pursuant to power of attorney

contained in original filing of this Registration Statement